UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2010

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

As previously reported, in May 2009 Corinthian Colleges, Inc. ("Corinthian," or the "Company") received notification that its Everest College Phoenix institution had been placed on probation by The Higher Learning Commission – A Commission of the North Central Association of Colleges and Schools ("HLC"). Everest College Phoenix consists of two ground campuses and an online learning division (collectively, the "College"). The probation action was primarily related to HLC’s concerns that the College’s governance model did not provide the necessary autonomy or authority for it to make decisions for itself independent of the Corinthian corporate structure, as well as concerns that the College lacked sufficient operational and academic control over its branch campus and online division.

In May 2010, the College hosted an HLC evaluation team. The College received the evaluation team’s report in August 2010, which noted that, while there had been some positive developments, deficiencies in the institution’s compliance with HLC’s accreditation criteria remained unresolved. The evaluation team concluded that adverse action by HLC was warranted, and recommended withdrawal of accreditation of the College. On September 15, 2010, representatives of the College met with an HLC Review Committee to review the evaluation team’s recommendations. On September 21, 2010, the College received the HLC Review Committee’s report, which disagreed with the evaluation team’s recommendation and instead recommended continued probation for the College. The evaluation team and the Review Committee both forwarded their respective reports and recommendations to the HLC Board of Trustees for review and action.

At its meeting on November 4, 2010, the HLC Board of Trustees voted to issue a Show-Cause Order requiring the College to present its case as to why its accreditation should not be removed. The College received notification of this action on November 12, 2010. In issuing its Show-Cause Order, the Board removed the College from probation. The College remains an accredited institution during the Show-Cause period.

Show Cause is a procedural order that places the burden on the College to prove it remains an entity that meets HLC's accreditation standards. The College must present its case for continued accreditation by means of a Show-Cause Report due as early as March 21, 2011 that provides substantive evidence that the College has ameliorated HLC’s concerns. The College must also host a Show-Cause evaluation team no later than May 31, 2011 that will validate the contents of the report and determine if each of HLC’s concerns identified in the Show-Cause order has been fully resolved and the College meets HLC’s Criteria for Accreditation. The Show-Cause Order will remain in effect until the HLC Board reviews, at its November 2011 meeting, the College's Show-Cause Report, the Show-Cause Team Report, and the institution's response to the Show-Cause Team Report. Should the institution not file the Show-Cause Report or should it be unable to establish to the satisfaction of the HLC Board that it has resolved the HLC Board’s concerns, HLC will move to withdraw the College’s accreditation.

At September 30, 2010, the combined enrollment for the College was 6,341 students. The Company cannot predict the outcome of this matter with certainty. Since accreditation is required for an institution to be eligible to participate in the federal student financial aid programs, the failure by Everest College Phoenix to satisfactorily resolve its Show-Cause action with HLC could have a material adverse effect on the Company’s business, results of operations and financial condition.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

November 15, 2010	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Executive Vice President and General Counsel